Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT is made as of October 9, 2008, by and among GROEN BROTHERS AVIATION, INC., a Utah corporation (the “Company”), and the lenders appearing on the signature pages hereto (each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Company desires to issue and the undersigned Lenders desire to purchase from time to time secured promissory notes on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES; CLOSING.

1.1           Note Purchase.  Subject to the terms and conditions of this Agreement, the Company agrees from time to time to sell to each Lender and each Lender severally agrees from time to time to purchase from the Company at one or more Closings (as defined below), Secured Promissory Notes in the form attached to this Agreement as Exhibit A (individually a “Note” and collectively the “Notes”) in the aggregate principal amounts of up to one million five hundred thousand dollars ($1,500,000) (the “Aggregate Principal Amount”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note.

1.2           Closing.  Subject to the terms and conditions of this Agreement, the purchase and sale of the Notes shall take place at the offices of the Company (or remotely via the exchange of facsimile signature pages), at closings (each, a “Closing” and, together with all such closings hereunder, the “Closings”) to be held on dates mutually agreeable to the Company and the Lender; provided, however, that (i) the Company will provide to the Lender a Draw Notice (as defined below) at least five (5) business days prior to any proposed sale of a Note, (ii) the aggregate principle amount of the Notes issued hereunder will not exceed one million five hundred thousand dollars ($1,500,000), and (iii) each purchase of a Note will be at the sole and absolute discretion of each Lender and will be in allocations among the Lenders as determined by the Lenders in their sole discretions.  Each such notice (a “Draw Notice”) must be given in writing (by telecopy, electronic transmission or overnight courier) and shall include the principal loan amount requested, the specific intended use of proceeds, the proposed Closing date, and additional information required under Section 3 hereof. At each Closing, each Lender will deliver to the Company an amount equal to the principal amount of the Note being purchased by such Lender by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.  At such Closing, the Company will deliver to each Lender a duly executed Note in substantially the form attached hereto as Exhibit A.

1.3           Tax Reporting.  The Company and the Lenders, having adverse interests and as a result of arms-length bargaining, agree that (i) neither the Lenders nor any of their respective officers, directors, representatives, partners, members or employees has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of the Notes; and (ii) for the purposes and within the meaning of Section 1273(c)(2) of the Code the issue price of the Notes to be sold at the Closing(s) is the aggregate face value of such Notes.

1.4           Use of Proceeds. The Company may only use the proceeds from the sale of a particular Note for the specific purposes set forth in the Draw Notice.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce the Lenders to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Lenders the following representations and warranties, which representations and warranties shall be qualified as set forth on schedules of exceptions attached hereto (the “Disclosure Schedules”), which exceptions shall be deemed to qualify the corresponding sections of this Section 2 as specifically set forth on the Disclosure Schedules:

2.1           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in Utah and in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect. For purposes of this agreement, “Material Adverse Effect” means any change, development or effect that has been or would reasonably be expected to have (individually or in the aggregate) a materially adverse effect on the business, assets, liabilities, operations, financial condition, operating results, or earnings of the Company or its subsidiaries taken as a whole or on the ability of any party hereto to consummate timely the transactions contemplated hereby.

2.2           Capitalization. The authorized capital stock of the Company consists of Seven Hundred Million (700,000,000) shares of stock, no par value, of which Five Hundred Million (500,000,000) shares are designated as Common Stock, and Two Hundred Million (200,000,000) shares of which are designated Preferred Stock.  Of the authorized shares of Preferred Stock, Fifty Million (50,000,000) shares have been designated as Series A Preferred Stock and Fifty Million (50,000,000) shares have been designated as Series B Preferred Stock.  As of the date hereof, there are (i) 171,317,499 shares of Common Stock issued and outstanding; (ii) 140,000 shares of Series A Preferred Stock issued and outstanding; (iii) 65,633.94 shares of Series B Preferred Stock issued and outstanding; (iv) no shares of Series C Preferred Stock issued and outstanding; (v) no shares of Series D Preferred Stock issued and outstanding; and (vi) except as set forth on Schedule 2.2 attached hereto, no options to purchase Common Stock have been issued and remain outstanding to employees, officers, directors or consultants immediately prior to the Closing.  Except as contemplated under this Agreement there are no other outstanding subscriptions, warrants, options, rights or other commitments obligating the Company to issue or sell any shares of capital stock and there are no claims, charges, liens or encumbrances on, or in respect of, any shares of capital stock of the Company.  Other than as set forth in the Restated Charter, the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge there is no agreement or understanding between any persons or entities that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.  All issued and outstanding shares of the capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom.  All options granted to employees, officers, directors or consultants of the Company have been granted in accordance with applicable law and the Company’s stock option plan.

2.3           Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  Each of the Company’s subsidiaries is qualified to carry on its business under the laws of each jurisdiction in which it carries on a material portion of its business. All of the issued and outstanding shares of the Company’s subsidiaries are validly issued as fully paid and non-assessable. The Company is, directly or indirectly, the beneficial holder of all such issued and outstanding shares and holds such shares with valid and marketable title to the shares free and clear of any liens, pledges, charges, encumbrances, security interests or other claims whatsoever (other bank security), and no person, firm, corporation or other entity holds any securities convertible or exchangeable into shares of any of the subsidiaries or has any agreement, warrant, option, right or privilege (whether pre-emptive or contractual) being or capable of becoming an agreement, warrant, option or right or warrants of any of the subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4           Authorization of Transaction Documents.  All corporate action on the part of the Company, and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Security Agreement (the “Security Agreement”), the form of which is attached as Exhibit B, and the Intellectual Property Security Agreement (the “IP Security Agreement” and, together with the Security Agreement, the “Security Agreements”), the form of which is attached hereto as Exhibit C, and all other agreements and documents entered into in connection therewith (collectively, the “Transaction Documents”), and the performance of all obligations of the Company under each of the Transaction Documents, has been taken or will be taken on the date hereof and/or at the Closings (as applicable). The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment by the Company of the terms thereof, do not and will not, directly or indirectly (with or without notice or lapse of time), violate, breach, conflict with, constitute a default under, result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, or accelerate or permit the acceleration of the performance required by, (x) any of the terms of the Restated Articles of Incorporation of the Company, as amended (the “Restated Charter”) or Bylaws of the Company, or any resolution adopted by the board of directors of the Company or stockholders of the Company, (y) any note, debt instrument, security agreement, mortgage or any other contract to which the Company is a party or by which it is bound, or (z) any law, judgment, decree, order or other legal requirement of any government authority applicable to the Company.

2.5           Litigation.

(a)           There is no action, suit, proceeding, investigation or other legal, administrative, or governmental proceeding pending or, to the Company’s knowledge, currently threatened against the Company or affecting the properties or assets of the Company, or, as to matters related to the Company, against any officer, director or stockholder or key employee of the Company, including without limitation any litigation that (a) questions the validity of the Transaction Documents or the transactions contemplated thereunder or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated thereby, (b) will have, either individually or in the aggregate, a Material Adverse Effect, (c) will result in any change in the current equity ownership of the Company, or (d) involves the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate. No claim has been asserted in writing against the Company for renegotiation or price redetermination of any business transaction.

(b)           None of the U.S. Securities and Exchange Commission, nor any other securities commission or similar regulatory authority or exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company, and no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened. The Company is not in default of any material requirement of applicable securities laws and the Company is entitled to avail itself of the applicable prospectus exemptions available under such applicable securities laws.

2.6           Corporate Records. The corporate record books of the Company accurately record all corporate action taken by its stockholders, Board of Directors and committees thereof. The copies of the corporate records of the Company, as made available to the Lenders for review, are true and complete copies of the originals of such documents.

2.7           Financial Statements; Activity Reports. The Company has delivered to the Lenders its financial statements (including balance sheet) for the nine-month period ended March 31, 2008 (collectively referred to as the “Financial Statements”). The Financial Statements have in all material respects been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by GAAP and are subject to normal year end adjustments. The Financial Statements contain no material misstatements and fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

2.8           Absence of Undisclosed Liabilities.

(a)           There has not been any material change in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), obligations, business, operations, capital or condition (financial or otherwise) of the Company and its subsidiaries (taken as a whole) except as set forth in the Financial Statements. There has not been any adverse material change in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), obligations, business, operations, capital or condition (financial or otherwise) of the Company and its subsidiaries (taken as a whole) since March 31, 2008 and since that date there have been no material facts, transaction, events or occurrences which could have a Material Adverse Effect.

(b)           The Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities for taxes due or to become due, regardless of whether claims in respect thereof had been asserted as of such date), other than (i) liabilities incurred in the ordinary course of business of the Company subsequent to March 31, 2008 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.9           Transactions with Affiliates.  To the knowledge of the Company, no stockholder, director, officer or employee of the Company, or any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any interest in, or serves as an officer or director, or in another similar capacity, of any competitor, customer, distributor or supplier of the Company or any organization which has a material contract or arrangement with the Company.  No employee, officer, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding approved by the Board of Directors of the Company).  To the Company’s knowledge, except as provided for in this Agreement or in connection with employment arrangements, no officer, director, or stockholder or any member of their immediate families is, directly or indirectly, interested in any contract or transaction with the Company.

2.10           Title to Properties.

The Company has good, valid and (if applicable) marketable title to all of its assets (tangible and intangible), free and clear of all liens, restrictions or encumbrances and none of such assets is subject to any mortgage, pledge, lien or conditional sale agreement. To the Company’s knowledge, such assets constitute all property which is necessary to the business of the Company and all equipment included therein is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and, to its knowledge, afford the Company peaceful possession of the subject matter of the lease and true and complete copies thereof have been made available to the Lenders or their counsel. To its knowledge, the Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of such violation. There are no defaults by the Company, or, to the knowledge of the Company, by any other party, which might curtail in any respect the present use of the property of the Company.  The performance by the Company of the Transaction Documents and the transactions contemplated thereby will not result in the termination of, or in any increase of any amounts payable under, any of its leases for real property or material liens for personal property or will require the consent or approval from any other party to such leases.

2.11          Tax Matters. The Company has timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, all such returns being true and correct in all material respects when filed, and has paid or caused to be paid all taxes, required to be paid by it through the date hereof whether disputed or not, except taxes which have not yet accrued or otherwise become due. There are no currently pending, and to the Company’s knowledge, there are no threatened, examinations or audits of any tax returns or reports by any federal, state, local, or foreign tax agency. The provisions for taxes in the Financial Statements and balance sheets therein are sufficient as of their respective dates for the payment of any accrued and unpaid taxes of any nature of the Company.  All taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. The Company has never received written notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the “IRS”) or any other taxing authority (other than routine audits undertaken in the ordinary course which have been resolved on or prior to the date hereof). There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year.  Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company.  The Company has never been a member of an affiliated group of corporations filing a combined federal income tax return nor does the Company have any liability for taxes of any other person under Treasury Regulations §1.1502.6 (or any similar provision of foreign, state or local law) or otherwise. The Company is not a party to any tax allocation or sharing arrangement.  The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Internal Revenue Code (the “Code”). The Company is not a “foreign person” within the meaning of Section 145 of the Code and Treasury Regulations § 1.1445-2.

2.12 Labor Matters.  Except as specifically disclosed by the Company to the Lenders prior to the date hereof, the Company is not delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company is in compliance in all respects with all applicable laws and regulations, respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written or oral notice of any charges of employment discrimination, sexual harassment or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company. There are no union organizing activities pending, or, to the knowledge of the Company, threatened with respect to the Company.  To the knowledge of the Company, there are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).  No arbitration or similar proceeding is pending and, to the knowledge of the Company, no claim therefor has been asserted against the Company.  To the knowledge of the Company, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company.  To its knowledge, the Company is, and at all times the Company has been, in compliance with the requirements of the Immigration Reform Control Act of 1986. There are no changes pending or, to the knowledge of the Company, threatened including, without limitation, the resignation of senior management or any key employee or independent contractors of the Company, nor has the Company received any notice or information concerning any prospective change with respect to such senior management, key employees or independent contractors.

2.13           Employee Benefit Programs. The terms and operation of every employee deferred compensation agreement, employee bonus plan or incentive plan, employee profit sharing plan, employee retirement agreement or plan, employee benefits plan, stock option plan, pension plan, retirement plan and other similar plan or arrangement of the Company (each, an “Employee Program”) comply in all material respects with all applicable laws and regulations relating to such Employee Program.

2.14           Certain Contracts and Arrangements.

The Company is not a party or subject to or bound by:

(i)           any contract or agreement involving (i) potential commitment or payment by the Company in excess of $10,000 or (ii) which is otherwise material to the operation of the Company’s business and not entered into in the ordinary course of business;

(ii)           the license of any Intellectual Property Right (as defined in Section 2.16) to or from the Company;

(iii)           any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

(iv)           any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, preemptive rights, voting arrangements or operating covenants and any other agreement concerning the securities of the Company;

(v)           any loans or advances to any person or entity other than ordinary advances for travel;

(vi)           any royalty, dividend or similar arrangement based on the revenues or profits of the Company;

(vii)           any joint venture, partnership, manufacturer, development, distribution, supply or similar agreement; or

(viii)           any acquisition, merger, sale of assets outside the ordinary course of business, or similar agreement.

2.15           Intellectual Property Rights.  The Company owns or has the right to use all trademarks, tradenames, copyrights, patents, trade secrets, licenses, information and proprietary rights and processes and know-how and other intellectual property necessary to its business as currently conducted or proposed to be conducted (the “Intellectual Property Rights”).

2.16           Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts that are customary in the business in which it is engaged; to the best of the Company’s knowledge, all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect, the Company is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

2.17           Permits; Compliance with Laws and Instruments. The Company has all franchises, permits, licenses, and any similar authority (“Permits”) necessary to permit it to own its property and to conduct its business as it is presently conducted and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit or its invalidity, in whole or in part, would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of the Transaction Documents or consummation of the transactions contemplated thereby.  The Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which apply to the conduct of its business, except where the failure to so comply would not have a Material Adverse Effect. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.  The Company is not in violation of its Restated Charter or Bylaws or in violation of or default under any material indenture, audit agreement, mortgage, lease, agreement, instrument, commitment or arrangement to which it is a party or by which it is bound.

2.18           Information Supplied by the Company.  This Agreement, and the disclosures and the certificates and statements furnished pursuant to this Agreement by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.  There is no material fact directly relating to the business, operations, condition or prospects of the Company (including any competitive developments but other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same that has not been set forth in this Agreement or in written disclosures to the Lenders.  To the knowledge of the Company, none of the officers or directors of the Company during the previous five years has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from, or otherwise imposing limits or conditions on his, engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.19           Absence of Certain Developments.  Since September 1, 2008 the Company has conducted its business only in the ordinary course consistent with past practice and, there has not been:

(a)           any adverse change in the financial condition, properties, assets, liabilities, business, operations or prospects of the Company;

(b)           any mortgage, encumbrance or lien placed on any of the properties of the Company or any incurrence of indebtedness or guarantee of the indebtedness of another person;

(c)           any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets by the Company, including any of its Intellectual Property Rights;

(d)           to the knowledge of the Company, any damage, destruction or loss, whether or not covered by insurance;

(e)           any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

(f)           any labor trouble or claim of unfair labor practices involving the Company, any change in the compensation payable or to become payable by the Company to any of its officers or employees other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers or employees or any establishment or creation of any employment, deferred compensation or severance arrangement or employee benefit plan with respect to such persons or the amendment of any of the foregoing;

(g)           material loss of personnel of the Company or change in the terms and conditions of the employment of the Company’s officers or key personnel;

(h)           any payment or discharge of a material lien or liability of the Company which was not shown on the Financial Statements or incurred in the ordinary course of business thereafter;

(i)           any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company, including any write-off or compromise of any accounts receivable;

(j)           any material change in accounting methods or practices, collection policies, pricing policies or payment policies of the Company;

(k)           any loss, of any significant supplier, customer, distributor or account of the Company;

(l)           any amendment or termination of any material contract or agreement to which the Company is a party or by which it is bound;

(m)           any arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company’s capital stock or by any separate agreement;

(n)           any agreement with respect to the endorsement of the Company’s products or services;

(o)           any transaction or agreement involving fixed price terms or fixed volume arrangements;

(p)           any other material transaction entered into by the Company other than transactions in the ordinary course of business;

(q)           any transaction with an employee or holder of the Company’s securities other than payment of salary or as contemplated by this Agreement; or

(r)           any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through (q) above.

2.20           Environmental.

(a)           Except to the extent that any violation or other matter referred to in this Section 2.20 does not have a Material Adverse Effect on the business, financial condition, assets, properties, liabilities or operations of the Company or its subsidiaries (taken as a whole):

(i)           the Company and each of its subsidiaries is not in violation of any applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(ii)           the Company and each of its subsidiaries has operated its business at all times has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)           there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by the Company or its subsidiaries, if any, that have not been remedied;

(iv)           no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Company or any subsidiary of which the Company has notice;

(v)           the Company and each of its subsidiaries has not failed to report to the proper federal, provincial, state, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign (“Government Authority”) the occurrence of any event which is required to be so reported by any Environmental Law; and

(vi)           the Company and each of its subsidiaries holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of such assets, all such licenses, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of the type owned by the Company, the Company has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated.

(b)           In the ordinary course of its business, the Company has periodically reviewed the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties, abandonment of wells or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); the Company also has conducted pre-acquisition investigations of new properties to identify potential violations of Environmental Laws, trains management personal in the recognition of and proper response to incidents of noncompliance with Environmental Laws and establishes procedures for communicating such incidents to its senior management. On the basis of such review, the Company has concluded that any associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect on the condition (financially or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

2.21           Books and Records. The minute books for each of the Company and its subsidiaries contain full, true and correct copies of the incorporating documents and the bylaws of the Company and its subsidiaries, as applicable, and contain copies of all minutes of all meetings and all consent resolutions of the directors, committees of directors and shareholders of the Company and its subsidiaries, respectively, and all such meetings were duly called and properly held and all consent resolutions were properly adopted.

2.22           Brokers.  Except as contemplated in this Agreement, the Company has not incurred and will not incur any obligation or liability to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.           CONDITIONS TO CLOSING.

3.1           Conditions to Lenders’ Obligations at the Closing. The obligations of any Lender to acquire Notes at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions:

(a)           the Company shall have delivered to each Lender a Draw Notice, which Draw Notice (i) specifies the aggregate principal amount of the Note(s) being proposed for sale and the proposed Closing date, (ii) certifies that each of the representations and warranties of the Company contained in Section 2 shall be true and correct on and as of such Closing, and (iii) certifies that no default exists under any previously issued Note;

(b)           the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;

(c)           the Board of Directors of the Company shall have duly adopted resolutions and shall have taken all action necessary for the purpose of authorizing the Company to consummate all of the transactions contemplated to occur at such Closing hereby including, without limitation, the issuance of the Notes;

(d)           the Company shall have delivered to each Lender a Note in the form of Exhibit A in the principal amount set forth on the corresponding Draw Notice;

(e)           in connection with the initial Closing hereunder, the Company shall have delivered to the Lenders an executed copy of the Security Agreement in the form attached hereto as Exhibit B, and the IP Security Agreement in the form attached hereto as Exhibit C;

(f)           the Company shall have delivered to each Lender evidence of having obtained any consents required to consummate the transactions contemplated hereby;

(g)           in connection with the initial Closing only, the Company shall have delivered to the Lenders certificates of good standing issued by (i) the Secretary of State of the State of Utah, and (ii) the relevant governmental authority in each of those jurisdictions in which the Company is qualified as a foreign corporation; and

(h)           the Company shall have issued a promissory note to each holder of the Series B 15% Cumulative Non-Voting Preferred Stock of the Company (the “Series B Stock”) set forth on Schedule 3.1(h), in a principal amount set forth adjacent to the name of each such holder thereon (which amount is equal to the unpaid dividends on such holder’s shares of Series B Stock accrued through the date hereof), such note to be substantially in the form attached hereto as Exhibit D.

3.2           Conditions to Company’s Obligations. The obligations of the Company to sell and issue Notes to each Lender at any Closing are subject to the fulfillment or waiver on or before such Closing of the following conditions by such Lender:

(a)           such Lender shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(b)           each Lender shall have delivered to the Company payment in full by check payable to the Company’s order and/or by wire transfer of funds to the Company for the principal amount of the Note in the amount set forth opposite such Lender’s name on the corresponding Draw Notice.

4.           COVENANTS The Company covenants and agrees with each Lender that:

4.1           Financial Statements, Reports, Etc. The Company shall furnish to each Lender the following reports for so long as such Lender holds a Note:

(a)           Annual Financial Statements.  Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, equityholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company.

(b)           Quarterly Financial Statements. Within forty-five (45) days after the end of each quarter in each fiscal year (including the last quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, equityholders’ equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income, equityholders’ equity and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year and with a written management discussion and analysis on such financial statements and a summary of the state of the business. In addition, the Company shall provide copies of any internal service reports and any notices or reports prepared for or received from its other lenders.

(c)           Weekly Status Calls. The Company will make its senior management available to the Lenders, their designees and advisors for weekly conference calls to discuss the current status of the Company, including without limitation its financial performance and business prospects.

(d)           Annual Budget. No later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing.

(e)           Monthly Budgets.  No later than five (5) days prior to the start of each calendar month, an accounting of expenses to be paid, expenses accrued, expenses outstanding, and sources of cash for the Company and its subsidiaries in respect of such month, all itemized in reasonable detail, and, promptly after preparation, any revisions to any of the foregoing.

(f)           Notices. (i) Notice of the occurrence of any Event of Default (as defined in the Note) or any default under any other indebtedness of the Company and (ii) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially and adversely affect the Company or any of its subsidiaries, if any.

4.2           Corporate Existence. The Company shall maintain and cause each of its subsidiaries, if any, to:

(a)           carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted;

(b)           do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(c)           keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered to the Lenders pursuant to Section 4.1; and

(d)           at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

4.3           Properties, Business Insurance. The Company shall obtain and maintain and cause each of its Subsidiaries to maintain with financially sound and reputable insurers having an A rating from Best’s Rating Service insurance with respect to their respective properties and businesses against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas.  If the Company or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, such Lender may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which such Lender deems advisable. No Lender shall have any obligation to obtain insurance for the Company or any subsidiary or pay any premiums therefor.  By doing so, such Lender shall not be deemed to have waived any Default or Event of Default arising from the Company or any subsidiary’s failure to maintain such insurance or pay any premiums therefor.  All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by the Company to such Lender and shall be additional obligations hereunder secured by the Collateral (as defined in the Security Agreement).

4.4           Appraisals. Whenever a Default or Event of Default exists under the Note, and at such other times as an Lender reasonably requests, the Company shall, at its sole expense, provide such Lender with appraisals or updates thereof of their assets from an appraiser selected and engaged by such Lender, and prepared on a basis satisfactory to such Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of such Lender.

4.5           Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries, if any, to permit the Lenders and such persons as such Lender may designate, at such Lender’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Lender and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours.

4.6           Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms expressly restricts the Company’s performance of any of the Transaction Documents or that prohibits, restricts or imposes any condition upon (a) its ability to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of the Company’s subsidiaries to pay dividends or other distributions with respect to any equity interests or to make or repay loans or advances to the Company or to guarantee indebtedness of the Company.

4.7           Compliance with Laws and Taxes. The Company shall comply, and cause each of its direct and indirect subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise. The Company will timely file complete and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits, or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

4.8           Prohibited Actions. Without the prior written consent of the holder(s) of the Note(s) representing a majority of the Aggregate Principal Amount of the Note(s) then outstanding (a “Majority Interest”), the Company shall not (by way of merger, consolidation, operation of law or otherwise) and shall not permit any subsidiary to:

(a)           liquidate, dissolve or wind up its operations, effect a recapitalization or reorganization (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

(b)           declare or pay any dividends or make any distributions of cash, property or securities of the Company in respect to any of its equity interests, or directly or indirectly redeem, retire, purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose), directly or indirectly, through subsidiaries or otherwise, any of its equity interests;

(c)           permit any subsidiary of the Company to issue any equity interests, other than to the Company;

(d)           issue notes of the Company or otherwise incur indebtedness, except for indebtedness not to exceed $57,000,000 in the aggregate (the “Debt Cap”); provided that, subject to Section 4.18 hereof, the Company may incur indebtedness in excess of the Debt Cap if all proceeds from such indebtedness are applied immediately upon receipt by the Company toward the repayment of the Notes or other outstanding debt of the Company owing to the Lender and/or its affiliates;

(e)           make any changes to the Company’s governing documents (including its Restated Charter and by-laws), option plans or Board of Directors;

(f)           make any expenditure in excess of $10,000, or expenditures in excess of $25,000 in the aggregate, which are not approved by the Board of Directors of the Company;

(g)           sell or exchange any equity interests or rights, options or warrants to acquire equity interests of any subsidiary;

(h)           enter into (A) a merger or consolidation of the Company with or into another entity (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated company immediately following such event is held by persons or entities who were equityholders of the Company immediately prior to such event); (B) any acquisition by any person (or group of affiliated or associated persons) of beneficial ownership of a majority of the equity of the Company or any material subsidiary (whether or not newly-issued shares) in a single transaction or a series of related transactions; (C) the redemption or repurchase of shares representing a majority of the voting power of the outstanding equity interests of the Company; or (D) any other change of control of 50% or more of the outstanding voting power of the Company;

(i)           effect any acquisitions (asset, stock or otherwise) or enter into any agreement with respect thereto;

(j)           effect the sale, transfer or license, in a single transaction or a series of transactions, of any assets of the Company or any subsidiary outside the ordinary course of business or effect any securitization transaction, except as expressly permitted hereunder;

(k)           enter into any acquisition of beneficial ownership of a majority of the equity of another entity in a single transaction or a series of related transactions;

(l)            form or permit the formation of any direct or indirect subsidiary;

(m)           engage in any sale-leaseback, synthetic lease or similar transaction involving any assets of the Company or any subsidiary;

(n)           directly or indirectly make any material change in the nature of its business or add any material lines of business not presently conducted by it; or

(o)           permit any affiliate or direct or indirect subsidiary to enter into any activity that could reasonably be deemed competitive with the business of the Company.

4.9           Liens. For so long as any of the Notes remain outstanding, the Company will not create, incur, or suffer to exist any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement) (a “Lien”) in, of, or on its property or the property of its subsidiaries, if any, except the following (collectively, “Permitted Liens”):

(a)           Liens for taxes, fees, assessments, or other governmental charges or levies on the property of the Company or its subsidiaries if such taxes (A) shall not at the time be delinquent or (B) do not secure obligations in excess of $10,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been set aside on the books of such Credit Party, and a stay of enforcement of such Lien is in effect;

(b)           Liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been set aside on the Company or its subsidiaries’ books;

(c)           statutory Liens in favor of landlords of real property leased by the Company or its subsidiaries; provided that, such entity is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property;

(d)           Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of indebtedness) or to secure statutory obligations (other than liens arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

(e)           utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real property or interfere with the use thereof in the business of the Company or its subsidiaries;

(f)           purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

If Liens other than Permitted Liens exist, the Company and its subsidiaries immediately shall take, execute and deliver all actions, documents and instruments as are reasonably necessary to release and terminate such Liens.

4.10           Prepayment of Indebtedness.  Neither the Company nor any of its subsidiaries shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any indebtedness prior to its scheduled maturity, other than (i) the Note; or (ii) indebtedness secured by a Permitted Lien if the asset securing such indebtedness has been sold or otherwise disposed of in accordance with this Agreement.

4.11           Cancellation of Indebtedness. The Company shall not, and shall not permit any of its subsidiaries to, cancel any claim or debt owing to it or sell or otherwise dispose of any notes receivable, except for reasonable consideration negotiated on an arm’s-length basis and in the ordinary course of its business consistent with past practices.

4.12           Blocked Persons and Prohibited Transactions. Neither the Company nor any of its subsidiaries (i) will be or become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

4.13           Affiliated Transactions. All transactions by and between the Company and any officer, employee, director or equityholder of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with such officer, employee, director or equityholder shall be conducted on an arm’s-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by a Majority Interest.

4.14           Management Compensation.  Compensation paid by the Company to its management and other employees will be both reasonably comparable to compensation paid to similarly situated employees in companies in the same or similar businesses of similar size and maturity and with comparable financial performance and reasonable in relation to the Company’s overall compensation structure. Any grants of equity interests or options to employees, officers, directors or consultants of the Company shall be made pursuant to the Equity Incentive Plan, and conditioned upon the grantee agreeing to be bound by the terms of an option and/or stock agreement containing first refusal rights of the Company with respect to the transfer of such stock or options and such other provisions as are approved or requested by a Majority Interest.

4.15           Financings. The Company will promptly provide to the Lenders the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company, whether initiated by the Company or any other person or entity.

4.16           [intentionally omitted]

4.17           Indemnification.

(a)           Without limitation of any other provision of this Agreement or any agreement executed in connection herewith, the Company agrees to defend, indemnify and hold each Lender, its respective affiliates and direct and indirect partners (including partners of partners and equityholders and members of partners), members, equityholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the “Lender Indemnified Parties” and, individually, an “Lender Indemnified Party”) harmless from and against any and all claims, damages, liabilities, losses, Taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Lender Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of the Lender Indemnified Party (“Losses”), based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by the Company in this Agreement or any other Transaction Document, (ii) any breach of any covenant or agreement made by the Company in this Agreement, in any other Transaction Document or in any other agreement executed in connection herewith or therewith, or (iii) any third party or governmental claims relating in any way to such Lender Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Lender Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Lender Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Lender Indemnified Party, or (B) conduct by an Lender Indemnified Party which constitutes fraud or willful misconduct.

(b)           If the indemnification provided for in Section 4.17(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Lender Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Lender Indemnified Party thereunder, shall contribute to the amount paid or payable by such Lender Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Lender, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Lender in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and such Lender shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Lender and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)           Each of the Company and the Lenders agrees that it would not be just and equitable if contribution pursuant to Section 4.17(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

4.18           Right of First Refusal. The Company agrees that it will not (a) sell or issue:  (i) any shares of capital stock of the Company, (ii) securities convertible into or exercisable or exchangeable for capital stock of the Company, (iii) options, warrants or rights carrying any rights to purchase capital stock of the Company, or (iv) debt (in any form), or (b) enter into a Sale Event (as defined below), unless the Company first submits a written notice to the Lenders identifying the terms of the proposed transaction (including price, number or aggregate principal amount of securities and/or debt and all other material terms), and offers to the Lenders the opportunity to purchase the such securities and/or assets on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities and/or assets to a third party or parties.  The Company’s offer pursuant to this Section 4.18 shall remain open and irrevocable for a period of seven (7) days following receipt by the Lenders of such written notice.  “Sale Event” shall mean either: (Y) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, or (Z) a transaction that is or could be treated as a Liquidation Event (as defined in the Restated Charter).

4.19           Intellectual Property.  The Company will, and will cause each subsidiary to conduct its business and affairs without infringement of or interference with any Intellectual Property of any other person.

4.20           ERISA.  The Company shall not, nor shall it permit any subsidiary to, cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

4.21           No Impairment of Intercompany Transfers. The Company shall not, nor shall it permit any subsidiary to enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Transaction Documents) which could directly or indirectly restrict, prohibit or require the consent of any person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a subsidiary to the Company.

4.22           No Speculative Transactions. The Company shall not, nor shall it permit any subsidiary to engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

4.23           Further Assurances.  At any time or from time to time upon the request of the Lenders, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Lenders may reasonably request in order to effect fully the purposes of the Transaction Documents.  In furtherance and not in limitation of the foregoing, the Company shall take such actions as the Lenders may reasonably request from time to time to ensure that the Company’s obligations under the Transaction Documents and are secured by substantially all of the assets of the Company, and shall give the Lenders prompt written notice of its acquisition of any asset or assets with a value in excess of $5,000 to the extent that the Lenders’ security interest therein to secure such obligations will not be perfected by the Uniform Commercial Code filings currently in effect at such time.

4.24           Amended and Restated Articles of Incorporation. As soon as practicable after the execution hereof, but in no case later than ten (10) days following the date hereof, the Company shall have filed amended and restated Articles of Incorporation with the Secretary of State of the State of Utah in the form attached hereto as Exhibit E.

5.           MISCELLANEOUS.

5.1           Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closings contemplated hereby and shall bind the successors and assigns of the relevant party, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Notes, whether so expressed or not.

5.2           Entire Agreement. The Transaction Documents constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

5.3           Amendments, Waivers and Consents.  For the purposes of this Agreement, and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company on the one hand and any Lender on the other and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  Any term or provision of this Agreement, the Transaction Documents, and all agreements, documents and instruments executed pursuant thereto, may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and a Majority Interest. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon each holder of Notes purchased under this Agreement at the time outstanding and the Company.

5.4           Notices and Demands.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	Groen Brothers Aviation, Inc. 2640 West California Avenue, Suite A Salt Lake City, Utah 84104 Facsimile: (801) 973-4027 Attention: David Groen

To the Lenders:	To the addresses indicated on the signature pages hereto

With a copy to:	Proskauer Rose LLP One International Place Boston, MA 02110 Attention: Alexander B. Temel Telecopy No.: (617) 529-9899

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

5.5           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

5.6           Expenses. The Company agrees to pay all reasonable expenses of the Lenders, including reasonable fees and disbursements of Proskauer Rose LLP as the counsel to all of the Lenders, in connection with the negotiation, preparation and consummation of the Transaction Documents.

5.7           Counterparts. This Agreement and any Exhibit or Schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

5.8           Effect of Headings; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of the Transaction Documents with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

5.9           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to conflict of laws principles in such jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive general jurisdiction of any state or federal court of competent jurisdiction in New York, New York.

5.10           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.11           Marshalling; Payments Set Aside.  No Lender shall be under any obligation to marshal any assets in favor of the Company or any other person or against or in payment of any or all of the obligations hereunder. To the extent that the Company makes a payment or payments to the Lenders or Lenders enforce any security interests, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement had not occurred.

5.12           Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or commitments of any other Lender hereunder.  Nothing contained herein or in any other Transaction Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW NEXT]

IN WITNESS WHEREOF, the undersigned have executed this NOTE PURCHASE AGREEMENT as of the day and year first above written.

THE COMPANY:

GROEN BROTHERS AVIATION, INC.

By: /s/ David Groen
Name: David Groen
Its: President & CEO

LENDERS:

WESTFORD SPECIAL SITUATIONS
MASTER FUND, L.P.

By: Westford Global Asset Management Ltd.
Its: General Partner

By: /s/ Steve G. Stevanovich
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreaux, CH-1820, Switzerland fax:
Facsimile: +41 21 966 79 22

EPSILON GLOBAL MASTER FUND LP

By: Epsilon Global Asset Management Ltd..
Its: General Partner

By: /s/ Steve G. Stevanovich
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreaux, CH-1820, Switzerland fax:
Facsimile: +41 21 966 79 22

Exhibit A

 Form of Note

Exhibit B

Form of Security Agreement

Exhibit C

Form of IP Security Agreement

Exhibit D

Form of Series B Stockholder Note

Exhibit E

Form of Amended and Restated Articles of Incorporation

Schedule 3.1(h)

Holder of Series B Stock	Principal Amount
Capital Strategies Fund, Ltd.	$9,611,350.00
Westford Special Situations Master Fund, L.P.	$27,350,280.00